                                                                EXHIBIT 12.0

                      OCWEN FINANCIAL CORPORATION (CONSOLIDATED)
                  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                (DOLLARS IN THOUSANDS)


                                         1st Quarter    1st Quarter
                                            1996           1995
                                         -----------    -----------
Income from continuing
operations before income
taxes                                      $4,052         $4,838

Fixed Charges:**
Interest expense                            5,414          1,639

Rentals:
Buildings - 33.3%                             113            147
                                          -------        -------

Total Fixed Charges                         5,527          1,786
                                          -------        -------

Income from continuing
operations before income
taxes and fixed charges                    $9,579         $6,624
                                          -------        -------
                                          -------        -------

Ratio of Earnings to
Fixed Charges                                1.73           3.71
                                          -------        -------
                                          -------        -------


**   Interest expense does not include interest on deposits

                      OCWEN FINANCIAL CORPORATION (CONSOLIDATED)
                  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                (DOLLARS IN THOUSANDS)


                                         1st Quarter    1st Quarter
                                            1996           1995
                                         -----------    -----------
Income from continuing
operations before income
taxes                                     $ 4,052        $ 4,838

Fixed Charges:*
Interest expense                           28,370         16,842

Rentals:
Buildings - 33.3%                             113            147
                                          -------        -------

Total Fixed Charges                        28,483         16,989
                                          -------        -------

Income from continuing
operations before income
taxes and fixed charges                   $32,535        $21,827
                                          -------        -------
                                          -------        -------

Ratio of Earnings to
Fixed Charges                                1.14           1.28
                                          -------        -------
                                          -------        -------


*    Interest expense includes interest on deposits

                      OCWEN FINANCIAL CORPORATION (CONSOLIDATED)
                  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                (dollars in thousands)



                                           1995           1994           1993           1992           1991
                                           ----           ----           ----           ----           ----
Income from continuing
operations before income
taxes                                    $ 45,416       $ 86,987       $ 39,643       $ 35,889      $ 25,424

Fixed Charges*:
Interest expense                           85,244         63,466         35,306         28,148        32,858

Rentals:
Buildings-33.3%                               556            908            717            532           366
                                         --------       --------       --------       --------       --------

Total Fixed Charges                        85,800         64,374         36,023         28,680        33,224
                                         --------       --------       --------       --------       --------

Income from continuing
operations before income
taxes and fixed charges                  $131,216       $151,361       $ 75,666       $ 64,569      $ 58,648
                                         --------       --------       --------       --------       --------
                                         --------       --------       --------       --------       --------

Ratio of Earnings to
Fixed Charges                                1.53           2.35           2.10           2.25          1.77
                                         --------       --------       --------       --------       --------
                                         --------       --------       --------       --------       --------



*Interest expense includes interest on deposits

                      OCWEN FINANCIAL CORPORATION (CONSOLIDATED)
                  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                (dollars in thousands)


                                           1995           1994           1993           1992           1991
                                           ----           ----           ----           ----           ----
Income from continuing operations        $ 45,416       $ 86,987       $ 39,643       $ 35,889       $ 25,424
before income taxes

Fixed Charges**:
Interest expense                           13,391         18,505         16,267         11,944         17,685

Rentals:
Buildings-33.3%                               556            908            717            532            366
                                         --------       --------       --------       --------       --------

Total Fixed Charges                        13,947         19,413         16,984         12,476         18,051
                                         --------       --------       --------       --------       --------

Income from continuing operations
before income taxes and fixed charges    $ 59,363       $106,400       $ 56,627       $ 48,365       $ 43,475
                                         --------       --------       --------       --------       --------
                                         --------       --------       --------       --------       --------

Ratio of Earnings to Fixed Charges           4.26           5.48           3.33           3.88           2.41
                                         --------       --------       --------       --------       --------
                                         --------       --------       --------       --------       --------


**Interest expense does not include interest on deposits